                                                                   EXHIBIT 10.13

                              Tax Related Agreement

This agreement ("Agreement") is entered into as of March 6, 1998 among CWS Communities LP, a Delaware limited partnership, the individuals and entities having executed this Agreement on the signature pages hereto (each, a "Contributor" and collectively "Contributors"). Each Contributor will have the rights and obligations of a Contributor set forth herein upon such party's execution of a counterpart signature page hereto.

Recitals:

     A. Pursuant to that Contribution Agreement relating to the formation and capitalization of CWS Communities Trust of even date herewith among Security Capital U.S. Reality, a Luxembourg corporation, Security Capital Holdings S.A., a Luxembourg corporation, Clayton, Williams & Sherwood, Inc., a California corporation, CWS Communities Trust, a Maryland real estate investment trust, Operation Partnership, CWS Communities Incorporated, a Delaware corporation, CWS Management Services Incorporated, a Delaware corporation and certain individuals and entities, including the Contributors, the Contributors have contributed to the Operating Partnership certain properties described in Schedule A attached hereto (as each is contributed, a "Contributed Property, and collectively, the Contributed Properties).

     B. Contributors and the Operating Partnership desire to enter into this Agreement to set forth certain terms and conditions upon which the Operating Partnership agrees to hold, encumber and dispose of the Contributed Properties.

Agreement:

     1.1  Limitation on Sale of Contributed Property

          (a) Operating Partnership will not sell, transfer, exchange or otherwise dispose of part or all of its interest in any Contributed Property during the period (the "Lockout Period") commencing, with respect to each Contributed Property, on the date such property was contributed to the Operating Partnership ("Closing Date") and ending on the tenth (10th) anniversary of such date, subject to earlier termination as provided below, except in connection with either a like-kind exchange of the Contributed Property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code") or other disposition that pursuant to a nonrecognition provision in the Code does not result in the current recognition of any gain to the Contributors. Notwithstanding anything to the contrary set forth herein, the prohibition against the sale, transfer, exchange or other disposition by Operating Partnership with respect to any Contributed Property and any obligation in subparagraphs (b), (c) and (d) below and in Paragraph 1.2 shall automatically terminate in the event that (i) the Contributors at any time exercise their right under the Agreement of Limited Partnership of the Operating Partnership to exchange, in one or multiple transactions, 95 percent of the total number of Units ( as defined in the Contribution Agreement) held by the Contributors (the "Contributors' Units") for Class A Shares (as defined in the Contribution Agreement), or (ii) the Contributors at any time effect a taxable sale, transfer, assignments or other disposition of, in one or multiple transactions, 95 percent of the Contributors' Units, including an exchange into Class A Shares described in clause (i) and upon foreclosure with respect thereto (but excluding a pledge or other grant of security interest in the Contributors' Units).

          (b) After the Lockout Period with respect to any Contributed Property, the Operating Partnership agrees to use commercially reasonable efforts without undue sacrifice to effect any disposition of such Contributed Property through a disposition pursuant to Section 1031 of the Code or other nonrecognition disposition described above. The Operating Partnership shall not be bound by the preceding sentence if a suitable exchange property is not located and designated by the Operating Partnership within 6 months after its determination to attempt to dispose of such Contributed Property

          (c) If the Operating Partnership does not effect a disposition of a Contributed Property pursuant to subparagraph (b) above but nevertheless intends to dispose of a Contributed Property, then the Operating Partnership shall so notify the Contributors in writing and the Contributors shall have the right, by written notice delivered to the Operating Partnership within 30 days after receipt of such notice from the Operating Partnership, to exercise their right to redeem the Contributors' Units for such Contributed Property in accordance with the following provisions. Failure of the Contributors to deliver such notice during the 30-day period shall be deemed to constitute waiver of this redemption right with respect to such Contributed Property. The notice given by the Operating Partnership to Contributors shall include the sales price that the Operating Partnership intends to offer to sell, or to accept an offer to purchase, the Contributed Property.

          (d) If the Contributors elect to exercise their redemption right, within 30 days after such election the Operating Partnership shall sell and convey the Contributed Property to the Contributors in redemption of and exchange for a number of Contributors' Units allocated among the Contributors in proportion to the number of Units held by each Contributor or as they may otherwise agree equal to (i) the offering sales price set forth in the notice plus any closing costs incurred by the Operating Partnership divided by (ii) the Fair Market Value (as defined and determined according to Exhibit N-1 (Loan Agreement) to the Contribution Agreement) of a Class A Share as of the date of Contributor's election. If the Contributors do not exercise their redemption right, then the Operating Partnership may sell the Contributed Property free of this redemption right and shall have no obligation to renotify Contributors so long as the Contributed Property is sold within 9 months after Contributors' waiver of their redemption right, for a sales price of no less than 95 percent of the offering price, subject to customary prorations and adjustments.

     1.2  Debt Guarantee Agreement

          (a) From and after the Closing Date of each Contributed Property until the 10th anniversary of such Closing Date, Operating Partnership agrees that it will keep outstanding in accordance with its terms the Existing Debt described in Schedule B, attached hereto (or Replacement Financing, if applicable), in the principal amount of no less than the amount of the deficit balance in the capital accounts (determined in accordance with Section 704 of the Code and Treasury Regulations thereunder) of Contributors with respect to each Contributed Property plus the tax basis of each Contributed Property as of the date of this Agreement as set forth in Schedule C as of the Closing (with respect to each Contributed Property, the "Guaranteed Amount" and collectively the "Guaranteed Amounts") subject to required amortization payments under the Existing Debt; provided, however, that the foregoing limitation shall not apply if Operating Partnership replaces or refinances the Existing Debt with respect to such Contributed Property (the "Replacement Financing"), so long as the Replacement Financing (i) is for a principal amount not less than the outstanding principal balance of the Guaranteed Amount with respect to such Contributed Property at the time of its replacement, (ii) has an amortization schedule that provides for monthly or other periodic repayments of principal in an amount equal to or less than the periodic principal payments under the amortization schedule for the Existing Debt with respect to such Contributed Property in effect as of the Closing Date, and (iii) such Replacement Financing with respect to any Contributed Property shall constitute "nonrecourse debt" within the meaning of Treasury Regulation Section 1.752-1(a)(2) allocable to the Contributed Property to the extent of the Guaranteed Amount. For purposes of clause (iii) of the preceding sentence, the parties agree that any such Replacement Financing with respect to any contributed property shall constitute "nonrecourse debt" within the meaning of the Treasury Regulation
               Section 1.752-1(a)(2) to the extent of the Guaranteed Amount if either (x)(i) the Contributed Property is pledged as security for such Replacement Financing, (ii) the product of (a) the outstanding amount of any such Replacement Financing and (b) the quotient of (I) the fair market value of the Contributed Property (reasonably determined by the Operating Partnership) at the time of such Replacement Financing to (II) the sum of the fair market values of all of the properties (reasonably determined by the Operating Partnership) securing such Replacement Financing, equals or exceeds the Guaranteed Amount, and (iii) no partner (other than the Contributors) bears the economic risk of loss with respect to such Replacement Financing, within the meaning of Treasury Regulation Section 1.752-2(a) or (y)(1) the Contributed Property is pledged as security for such Replacement Financing within the meaning of Treasury Regulation Section 1.752-2(a) or
               (y)(i) the Contributed Property is pledged as security for a portion of such Replacement Financing, (ii) no other property is pledged as security for such portion of such Replacement Financing, and (iii) no partner (other than the Contributors) bear the economic risk of loss with respect to such Replacement Financing within the meaning of Treasury Regulation Section 1.752-2(a).

     1.3  No Representation with Regard to Tax Treatment

          Notwithstanding any provision of this agreement, neither the Operating Partnership nor [CWS Communities Trust] makes any representation regarding (and shall have no liability with respect to) the tax consequences to the Contributors of the transactions contemplated herein or in any [Related Agreements].

     1.4  Damages

          In the event that Operating Partnership breaches any of its obligation set forth in Paragraph 1.1 or Paragraph 1.2 (the "Tax-Related Covenants"), the Contributors shall be entitled to receive from the Operating Partnership as damages an amount equal to the aggregate federal income taxes and state income taxes (at a rate of 6%) incurred by the Contributors as a result thereof (and shall not be entitled to any "gross-up" with respect thereto). Any such federal and state income taxes shall be deemed to the amount of gain or income recognized by the Contributors (not in excess of the applicable Guaranteed Amount) multiplied by then the highest rate or rates (6% in the case of state income taxes) applicable to such gain or income for the year in which such gain or income its recognized. No effect shall be given in determining the amount of damages to the Contributors of their other taxable income, tax deductions, tax credits, tax carry forwards nor to any other of their tax benefits or tax attributes.

     1.5  Rights and Remedies of Contributors

          Notwithstanding any provision of this Agreement, Contributors agree that the sole and exclusive rights and remedies to which they may be entitled at law in equity for a breach of the Tax-Related Covenants by the Operating Partnership shall be for damages as determined pursuant to Paragraph 1.4, and Contributors shall not be entitled to pursue a claim for specific performance of the terms of the Tax-Related Covenants. If Contributors notify in writing Operating Partnership of a claim that Operating Partnership has breached or violated any of the Tax-Related Covenants, Operating Partnership and Contributors agree to negotiate in good faith to resolve any disagreements regarding any such breach or violation. If any such disagreement cannot be resolved by Operating Partnership and Contributors within 30 days after receipt by Operating Partnership of the notice in accordance with the preceding sentence, Operating Partnership and Contributors shall jointly retain a nationally recognized independent public accounting firm (an "Accounting Firm") to act as an arbitrator to resolve as expeditiously as possible all points of any such disagreement (including, without limitation, whether a breach by Operating Partnership of any Tax-Related Covenants has occurred and, if so, the amount of damages that the Contributors are entitled to as a result thereof, determined as set forth in Paragraph 1.4). If the parties cannot agree on an Accounting Firm, each of Contributors and Operating Partnership shall retain an Accounting Firm, and the Accounting Firm selected by Operating Partnership and the Accounting Firm selected by Contributors shall jointly retain an Accounting Firm. If the two Accounting Firms cannot agree upon a third Accounting Firm within 30 days, such matter shall be referred to a court of competent jurisdiction to select the third Accounting Firm. The Accounting Firms shall be instructed to resolve as expeditiously as possible all points of any such disagreement (including without limitation, whether a breach by Operating Partnership of any Tax-Related Covenants has occurred and, if so, the amount of damages that the Contributors are entitled to as a result thereof, determined as set forth in Paragraph 1.4).

          All determinations made by the Accounting Firm or the Accounting Firms, as the case may be, with respect to the resolution of any breach or violation of the Tax-Related Covenants shall be final, conclusive and binding on Operating Partnership and Contributors. The fees and expenses of any Accounting Firms incurred in connection with any such determination shall be shared equally by Operating Partnership and Contributors. The rights and remedies of Contributors set forth in this Paragraph 1.5 shall be available to each Contributor individually.

     1.6  Expenses

          Each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements

     1.7  Assignment

          No party hereto shall assign its rights and/or obligations under this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other parties hereto. Notwithstanding anything to the contrary in the preceding sentence, at any time after the Closing Date, Operating Partnership may assign its rights and/or obligations under this Agreement to an affiliate, or any other person or entity in connection with a merger, consolidation, sale or contribution of all or substantially all of its assets, or other similar corporate transaction; provided, that no assignment pursuant to the preceding clause shall release Operating Partnership from its liabilities and obligations hereunder.

     1.8  Entire Agreement, Amendment

          This Agreement, including the Schedules and other documents referred to herein or furnished pursuant hereto, together with the Contribution Agreement and the exhibits and other documents referred to therein of furnished pursuant thereto, constitute the entire agreement among the parties hereto with respect to the transactions contemplated herein, and supersede all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. No amendment, modifications or discharge of this agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the party against whom enforcement of the amendment, modifications, or discharge is sought.

     1.9  Waiver

          No delay or failure on the part of any party hereto in exercising any right, power or privilege under the Agreement or under any other documents furnished in connection with or pursuant to this Agreement shall impair and such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any part hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

     1.10 Severability

          If any part of any provision of this Agreement or any other agreement or document gives pursuant to or in connection with this Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or enforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this agreement.

     1.11 Governing Law

          This Agreement, the rights and obligations of the parties hereto, and any claim or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Maryland (excluding the choice of law rules thereof).

     1.12 Notices

          All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any party pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by facsimile, telegram, telecopy or telex, addressed as follows:

          (i)  If to any Contributor:

               Clayton, Williams & Sherwood, Inc.
               Attn:      Steven J. Sherwood
                          Byron L. Williams
                          800 Newport Center Drive
                          Newport Beach, CA 92660
               Facsimile: (714) 630-2701

               With a copy to

               Riordon & McKinzie
               Michael P. Whalen
               695 Town Center Drive, Suite 1500
               Costa Mesa, CA 92626
               Facsimile: (714) 549-3244

          (ii) If to Operating Partnership

               CWS Communities LP
               c/o CWS Communities Trust
               11 South LaSalle Street
               Chicago, IL 60603
               Attn: Caroline S. McBride
               Facsimile: (312) 345-5888

               With copy to:

               Mayer, Brown & Platt
               Attn: William Levy
               190 South LaSalle Street
               Chicago, IL 60603
               Facsimile: (312) 701-7711

          Each additional party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be hand delivered, sent, mailed faxed, telecopied or telexed in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with return receipt, the delivery receipt, the confirmation receipt (with respect to a facsimile), or (with respect to a telecopy or telex) the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     1.13 Headings

          Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     1.14 Execution in Counterparts

          To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of that persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

     1.15 Attorneys' Fees

          Should either party employ attorneys to enforce any of the provisions hereof, the party against whom any final judgment is entered agrees to pay the prevailing party all reasonable costs, charges and expenses, including reasonable attorneys' fees, expended or incurred by the prevailing party in connection therewith.

                                                  {Signature pages to follow}

                                  CWS COMMUNTITIES LP
                                  By: CWS Communities Trust, Its general partner


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------


                                  THE STEVEN SHERWOOD TRUST DATED
                                     SEPTEMBER 8, 1994


                                  By:
                                     -------------------------------------------
                                           Steven J. Sherwood, Trustee


                                  CORAL CAY, LLC


                                  By:
                                     -------------------------------------------
                                       Byron L. Williams, Managing Member


                                  ----------------------------------------------
                                  JAMES L. CLAYTON, INDIVIDUALLY


                                  TANA J. SHERWOOD TRUST DATED
                                  APRIL 9, 1992


                                  By:
                                     -------------------------------------------
                                       Tana J. Sherwood, Turstee


                                  ----------------------------------------------
                                  JOSEPH H. SHERWOOD III, JTWROS


                                  ----------------------------------------------
                                  LAURA G. SHERWOOD, JTWROS


                                  CURTIS LIVING TRUST


                                  By:
                                     -------------------------------------------
                                       Paul D. Curtis, Trustee

                                  By:
                                     -------------------------------------------
                                       Lori E. Curtis, Trustee


                                  WALDO NEIKIRK TRUST U/T/D DATED
                                  JUNE 20, 1994


                                  By:
                                     -------------------------------------------
                                       W. W. Neikirk, Trustee

                                  KUK FAMILY TRUST


                                  By:
                                     -------------------------------------------
                                       Thomas J. Kuk, Trustee


                                  By:
                                     -------------------------------------------
                                       Ronda R. Blehm-kuk, Trustee


                                  CLAYTON, WILLIAMS & SHERWOOD
                                  FIANACAIL GROUP 80


                                  By:
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------

                                   SCHEDULE A
                             CONTRIBUTED PROPERTIES

Contributed Property
--------------------

Arlington Lakeside

Grand Place

Northwood

Stone Mountain

Woodlands of Kennesaw

                                   SCHEDULE B
                                  EXISTING DEBT

Contributed Property                    Existing Debt
---------------------                   -------------

Arlington Lakeside                        $3,046,521

Grand Place                               $3,800,840

Woodlands of Kennesaw                     $4,175,940

Stone Mountain                            $4,257,884

Northwood                                 $5,001,032

                                   SCHEDULE C
                               GUARANTEED AMOUNTS

Contributed Property                    Guaranteed Amounts
---------------------                   ------------------

Arlington Lakeside                          $3,224,464

Grand Place                                 $3,791,840

Woodlands of Kennesaw                       $4,179,304

Stone Mountain                              $4,257,884

Northwood                                   $4,991,250

                                FIRST SUPPLEMENT
                            TO TAX RELATED AGREEMENT

     THIS FIRST SUPPLEMENT TO TAX RELATED AGREEMENT ("First Supplement") dated effective as of April 1, 1999, is entered into by CWS COMMUNTIIES LP, a Delaware limited partnership (the "Operating Partnership"), at the request and for the benefits of the Contributors (defined below).

                                    RECITALS

          A. Operating Partnership and various other individuals an entities (each a "Contributor") entered into that certain Tax-Related Agreement dated March 6, 1998 (the "Tax Related Agreement") All initially-capitalized terms not otherwise defined herein shall have the meanings set forth in the Tax Related Agreement unless the context clearly indicates otherwise.

          B. Operating Partnership and the Contributors each desire to supplement the Tax Related Agreement by adding two properties as Contributed Properties.

          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the undersigned hereby agrees as follows:

                                    AGREEMENT

          1. Supplement to Schedule A to the Tax Related Agreement. Schedule A of the Tax Related Agreement is hereby supplemented to include the following properties as "Contributed Properties," and the Operating Partnership agrees to hold, encumber, and dispose of such properties as Contributed Properties according to the terms and conditions of the Tax Related Agreement:

               (a) The manufactured home community commonly known as Oakcrest Point located in San Antonio, Texas; and

               (b) The manufactured home community commonly known as Misty Winds located in Corpus Christi, Texas.

          2. Supplement to Schedule B to the Tax Related Agreement. Schedule B of the Tax Related Agreement is hereby supplemented to include the following existing debt for the new Contributed Properties:

                    Contributed Property:   Existing Debt
                    ---------------------   -------------

                    Oakcrest Point            $4,100,000

                    Misty Winds               $2,700,000

          3. Supplement to Schedule C to the Tax Related Agreement. Schedule C of the Tax Related Agreement is hereby supplemented to include the following guaranteed amounts for the new Contributed
               Properties:

                    Contributed Property:   Guaranteed Amount
                    ---------------------   -----------------

                    Oakcrest Point              $2,000,000

                    Misty Winds                 $1,600,000

          4. Counterparts. This First Supplement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. Each counterpart may be delivered by facsimile transmission. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto.

     IN WITNESS WHEREOF, Operating Partnership has executed this First Supplement as of the day and year first above written.


                                  CWS COMMUNITIES LP

                                  By: CWS Communities Trust, its general partner


                                  By:
                                     -------------------------------------------
                                  Name: Carl D. Watkins
                                  Title: Vice President